UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 24, 2007

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events

     BB&T Corporation held its Annual Meeting of Shareholders on April 24, 2007. The shareholders voted on and approved all proposals that were presented. Listed below are the results of the election.

Proposal 1 - Election of Directors

Each of the following individuals was elected to serve a one-year term expiring at the Annual Meeting of Shareholders for 2008.

John A. Allison IV	Jennifer S. Banner	Anna R. Cablik
Nelle R. Chilton	Ronald E. Deal	Tom D. Efird
Barry J. Fitzpatrick	L. Vincent Hackley, PhD.	Jane P. Helm
John P. Howe III, M.D.	James H. Maynard	Albert O. McCauley
J. Holmes Morrison	Nido R. Qubein	E. Rhone Sasser

Proposal 2 - Approval of Amendments to the BB&T Corporation 2004 Stock Incentive Plan

Shareholders approved amendments to the BB&T Corporation 2004 Stock Incentive Plan to increase the number of shares of BB&T Common Stock issuable under the plan and to increase the amount of shares issuable in connection with restricted stock awards.

Proposal 3 - Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Shareholders ratified the appointment of PricewaterhouseCoopers LLP to be BB&T Corporation’s independent registered public accounting firm for the year 2007.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Executive Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       April 24, 2007